EXHIBIT 99.1

VIRGINIA FINANCIAL GROUP, INC.

Special Meeting of Shareholders of Virginia Financial Group, Inc.

_____________________, 2007 at ____ _.m., Local Time

____________________________, Virginia _____

THIS PROXY IS BEING SOLICITED BY

THE BOARD OF DIRECTORS OF VIRGINIA FINANCIAL GROUP, INC.

The undersigned hereby appoints ____________ and ______________, jointly and severally, as proxies, with full power to act alone and with full power of substitution, to represent the undersigned and to vote, as indicated on the proposals described on the reverse side of this card and described in the joint proxy statement/prospectus, all shares of common stock of Virginia Financial Group, Inc. (“VFG”) standing in the name of the undersigned as of ____________, 2007, as fully as the undersigned could vote as if personally present, at the Special Meeting of Shareholders of VFG (the “Special Meeting”) to be held at _________________, Virginia at _____ _.m., local time, on _________________, 2007, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder on the reverse side of this card. If this proxy is executed but no direction is made, the VFG common stock represented by this proxy will be voted “FOR” Proposal 1 and “FOR” Proposal 2.

The VFG Board of Directors recommends a vote “FOR” Proposal 1 and “FOR” Proposal 2.

YOUR VOTE IS IMPORTANT

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY

Please sign, date and return this card in the postage-paid envelope provided.

The VFG Board of Directors recommends that you vote “FOR” the proposal to approve the merger (Proposal 1) and “FOR” the proposal to approve any motion to adjourn or postpone the Special Meeting to a later date or dates if necessary to solicit additional proxies (Proposal 2).

☒ Please mark your votes as in this example.

The VFG Board of Directors recommends a vote “FOR” Proposal 1.

Proposal 1.	To approve and adopt the Agreement and Plan of Reorganization, dated as of July 26, 2007, between Virginia Financial Group, Inc. (“VFG”), and FNB Corporation (“FNB”), the plan of merger attached as an exhibit to the agreement (together, the “Merger Agreement”), and the transactions contemplated thereby, including the merger (the “Merger”) of FNB with and into VFG.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The VFG Board of Directors recommends a vote “FOR” Proposal 2.

Proposal 2.	To approve a proposal to adjourn or postpone the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement and the transactions contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned acknowledges receipt from Virginia Financial Group, Inc., prior to the execution of this proxy, of the Notice of Special Meeting of Shareholders and accompanying Joint Proxy Statement/Prospectus, both dated ____________, 2007, relating to the Merger.

☐ For change of address, please check box and mark below.

Date: ____________________________ , 2007

Signature

Signature

Title(s)

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy, if properly executed and delivered, will revoke all previous proxies.

Please sign, date, and return your proxy card as soon as possible!